Exhibit 5.1
[Andrews Kurth LLP Letterhead]
June 2, 2008
Allis-Chalmers Energy Inc.
5075 Westheimer, Suite 890
Houston, Texas 77056
Ladies and Gentlemen:
     We have acted as special counsel to Allis-Chalmers Energy Inc., a Delaware corporation (the “Company”), in connection with (i) the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of the Registration Statement (SEC File No. 333-139058) on Form S-3 of the Company (the “Registration Statement”), relating to the offering from time to time of certain securities of the Company specified therein, including its common stock, par value $0.01 per share (“Common Stock”), and (ii) the preparation of the Company’s prospectus supplement dated June 2, 2007 (the “Prospectus Supplement”) relating to the offer and sale of up to an aggregate of 35,683,688 shares of Common Stock (the “Shares”). As described in the Prospectus Supplement, the Shares will be issuable upon exercise of an equal number of warrants that the Company has issued to each holder of shares of its Common Stock as of 5:00 p.m., New York City time, on June 1, 2009 (the “Warrants”).
     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, including the form of prospectus included therein (the “Base Prospectus”) and the documents incorporated by reference therein, (ii) the Prospectus Supplement, (iii) the Company’s certificate of incorporation, as amended to date, (iv) the Company’s by-laws, as amended to date, (v) certain resolutions of the Board of Directors of the Company and (vi) the form of the Warrants. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates and records as we have deemed necessary or appropriate, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.
     In rendering the opinions expressed below, we have assumed and have not verified (i) the genuineness of the signatures on all documents that we have examined, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents supplied to us as originals and (iv) the conformity to the authentic originals of all documents supplied to us as certified or photostatic or faxed copies. In conducting our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the due execution and delivery by such parties of such documents and that, to the extent such documents purport to constitute agreements, such documents constitute valid and binding obligations of such parties.

Allis-Chalmers Energy Inc.
June 2, 2009

     Based upon and subject to the foregoing and subject also to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that the Shares have been duly authorized and, when issued and delivered against payment therefor in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable.
     We express no opinion other than as to the federal laws of the United States of America and the Delaware General Corporation Law. We hereby consent to the filing of this opinion as an exhibit to a Current Report on Form 8-K of the Company, the incorporation by reference of this opinion in the Registration Statement and the reference to this firm under the caption “Legal Matters” in the Prospectus Supplement and under the caption “Legal Matters” in the Base Prospectus, which form a part of the Registration Statement. In giving this consent, we do not admit that we are “experts” under the Securities Act or under the rules and regulations of the Commission relating thereto, with respect to any part of the Registration Statement, including this exhibit to the Current Report on Form 8-K. This opinion speaks as of its date, and we undertake no, and hereby disclaim any, duty to advise as to changes of fact or law coming to our attention after the delivery hereof on such date.

Very truly yours,
/s/ Andrews Kurth LLP